Exhibit 4.6



                             SUBSCRIPTION AGREEMENT



                                     between

                            Futuremedia Public Limited Company
                            Media House, Arundel Road
                            Walberton, Arundel
                            West Sussex, BN18 0QP
                            United Kingdom
                            Tel no: 00-44-1243-555000
                            Fax no: Fax no: 00-44-1243-555020
                            Contact person: Peter Machin, Company Secretary e-mail: peter.machin@futuremedia.co.uk

                                                      and

                            LUVIT AB (Publ)
                            Box 117
                            221 00 Lund
                            Sweden
                            Tel no: 00 46 (0)46 10 12 00
                            Fax no: 00 46 (0)46 10 12 99
                            Contact person: Ola Svantesson, President LUVIT AB e-mail: ola.svantesson@luvit.com

                  THIS SUBSCRIPTION AGREEMENT is made on April 22, 2003, by and among

(1) Futuremedia Plc, Reg. No: 01616681, hereinafter "Futuremedia, a limited liability company duly established and registered under the laws of United Kingdom,

(2) LUVIT AB (Publ), Reg. No: 556561-8641, hereinafter "LUVIT" or "the Company", a limited liability company duly established and registered under the laws of Sweden,

Recitals:

         Futuremedia Plc will subscribe for the shares to be issued in the Company (the "New Shares") in accordance with this Subscription Agreement.

                  NOW THEREFORE, intending to be legally bound, the Parties have agreed as follows.

1.    DEFINITIONS

                  When used in this Subscription Agreement the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms of such terms unless otherwise specifically defined):

"Accounts"                         means the balance sheet and the income
                                   statement of the Company as of the Accounts
                                   Date attached hereto as Exhibit 1.

"Accounts                          Date" means the audited fiscal year ended
                                   December 31, 2001, and; the non-audited
                                   fiscal year ended December 31, 2002.

"Business Day"                     shall mean a day on which banks are open for
                                   business in Malmo.

"Company"                          means the Swedish limited liability company
                                   LUVIT AB (publ) org. no.556561-8641.

"Exchange rate U.S $"              means that the exchange  rate U.S $ to
                                   Swedish kronor for this contract will be 8,58 kronor as established by the Parties
                                   April 22, 2003.

"New Shares"                       means the issue of 7.800.000 new shares,
                                   credited as fully paid

"Parties"                          means the undersigned parties to this
                                   Subscription Agreement.

"Party" mean any of the undersigned parties to this Subscription Agreement.

"Subscription Agreement"           means this Subscription Agreement
                                   by and among the Parties, as it may be
                                   amended from time to time, and all the
                                   exhibits attached hereto, each of which
                                   constitutes an integral part of this
                                   Subscription Agreement.


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

"Subscription Date"                means April 30,2003, or such other date as
                                   may be agreed by all Parties.

"Subscription Price"               means SEK1,10 per share.

"Volito AB"                        means the main shareholder of LUVIT AB.

2.    SUBSCRIPTION AND ISSUE OF NEW SHARES

2.1. The issue to and for the purpose of this subscription by Futuremedia for the New Shares, together with all other actions of the Parties necessary for the completion of the transactions contemplated by this Subscription Agreement shall be subject to that:

      (i) LUVIT shall hold an extraordinary general meeting, to be held within a period of 40 days from post signing a special agreement regulating issues of cross ownership between Futuremedia and Volito AB, to pass a resolution to affect the issue of the New Shares. The New Shares are to be issued exclusively towards Futuremedia and Futuremedia shall subscribe the New Shares.

      (ii) the Company shall complete the issue of the New Shares, pursuant to which decision the share capital of the Company shall be increased as per the following calculation: A nominal value of SEK 0,10 each, at a subscription price of SEK 1,10 per Share, the "Subscription Price, comprising a total capital contribution of U.S $ 1.000.000. The amounts paid in excess of the nominal value of the New Share shall be attributed to the Company's share premium reserve.

            It is understood and agreed that the issue of the New Shares is subject to the approval of the following events:

            a) a signed agreement (LOI) between Futuremedia Plc and Volito AB and;

            b) the LUVIT extraordinary general meeting regarding the issue of the New Shares.

2.2. The Parties shall take all measures (insofar as each Party is able) necessary to carry out the terms and conditions under this Subscription Agreement without any delay.

3.    CLOSING

3.1. Futuremedia Plc shall by signing this Agreement or nor later than on the Subscription Date pay, to the advised Company's bank account or/and according to the payments logistics mutually agreed between the Parties, the total Subscription Price to the for all the New Shares of U.S $ 1.000.000 (SEK 8.580.000).

3.2. Futuremedia Plc hereby undertakes that its signature hereon shall constitute an irrevocable subscription to LUVIT for the number of New Shares described herein.


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

4.    RISK FACTORS

Futuremedia acknowledges and is aware that an investment in the Company involves a substantial degree of risk and should be regarded as highly speculative. As a result, the subscription for the New Shares should be considered only if the undersigned can reasonably afford a loss of its entire investment. The undersigned should carefully consider, among other things, the risk factors set out in the list of documents that is to be followed and attached hereto as
Exhibit 2.

5.    REPRESENTATION AND WARRANTIES

The undersigned hereby represents and warrants to the Company as follows:

(a) The undersigned (i) has adequate means of providing for its current needs and possible contingencies, and it has no need for liquidity of its investment in the Company; (ii) has such knowledge and experience in financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment; and (iii) understands that an investment in the Shares is highly speculative and is able financially to bear the risk of losing its entire investment.

(b) The address set forth on the signature page of this Agreement is its true and correct business address, and it has no present intention of changing its business location to any other jurisdiction.

(c) The undersigned has received and read and represents that it is familiar with this Agreement.

(d) The undersigned, and its representatives, if any, have received copies of the following documents: (i) the Company's Annual Report for the fiscal year ended December 31 2001, and the non audited Annual Report for the fiscal year ended December 31, 2002 attached hereto in Exhibit 1; the Company's Press Releases distributed since December 31, 2002, attached hereto as composite in
Exhibit 2. The undersigned acknowledges that it has reviewed the information contained therein. It further acknowledges that it has had the opportunity to ask representatives of the Company questions about the Company's business and financial condition and that it has obtained such information as it has requested to the extent it has deemed necessary to permit it to fully evaluate the merits and risks of its investment in the Company. Further, the undersigned has consulted with such other of its investment and/or accounting and/or legal and/or tax advisors as it has deemed necessary and appropriate in making its decision to acquire the Shares.

(e) If the undersigned is a corporation, partnership, trust, or other entity,
(i) it is authorised and qualified to become a shareholder of, and authorised to make its investment in, the Company; (ii) it has not been formed for the purpose of making an investment in the Company; and (iii) the person signing this Agreement on behalf of such entity has been duly authorised by such entity to do so.

(f) The undersigned is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of its investment in the Company.


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

(g) At the time the offer to buy the Shares was made, the undersigned and all beneficial owners of the Shares purchased hereunder by the undersigned on behalf of such persons were outside of the United States of America, Canada, Japan, the Republic of Ireland and Australia. The undersigned further represents that the undersigned and all such beneficial owners did not receive any offering documents, with respect to the purchase of the Shares, in the United States of America, Canada, Japan, the Republic of Ireland or Australia.

(h) The Shares for which the undersigned hereby subscribes are being acquired solely for its own account or for the account of beneficial owners that the undersigned represents, and are not being purchased with a view to or for distribution. It has no present plans to enter into any such contract, undertaking, agreement or arrangement. In order to induce the Company to sell and issue the Shares subscribed for hereby to the undersigned, it is agreed that the Company will have no obligation to recognise the ownership, beneficial or otherwise, of such Shares by anyone but the undersigned and the beneficial owners that the undersigned represents.

The foregoing representations and warranties are true and accurate as of the date of delivery of this Agreement to the Company and shall survive such delivery. If in any respect such representations and warranties shall not be true and accurate prior to acceptance of this subscription by the Company, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

6.    INDEMNIFICATION

Futuremedia acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and hereby agrees to indemnify and hold harmless the Company, the Company's officers and directors, and their respective agents, employees and affiliates, from and against any and all losses, claims, damages or liabilities, including reasonable solicitors' or attorneys' fees, due to or arising out of a breach of any representation (s) or warranty(s) of the undersigned contained in this Agreement.

7.    WAIVERS

If any Party should at any time waive its rights due to breach or default by the other Party, or Parties, as the case may be, of any of the provisions of this Subscription Agreement, such waiver shall not be construed as a continuing waiver regarding other breaches or defaults of the same or other provisions of this Subscription Agreement.

8.    ENTIRE AGREEMENT

This Subscription Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes, together with the documents referred to in this Subscription Agreement, a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.


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

9.    VARIATION

Any amendment, alteration or variation to this Subscription Agreement shall not be valid or enforceable unless it is recorded in writing and signed by a duly authorised representative of each Party.

10.   SEVERABILITY

If any term or provision in this Subscription Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form a part of this Subscription Agreement but the enforceability of the remainder of this Subscription Agreement shall not be affected.

11.   NOTICES

Notices pursuant to this Subscription Agreement shall be made in writing by post or by facsimile to the other Parties under the addresses and to the facsimile numbers, respectively, set forth in this Agreement, or to such other addresses or facsimile numbers which, in accordance with the terms of this Section 11, has been notified to the other Parties. Where the notice is sent by mail, it shall be deemed to have been received by the addressees four Business Days after its posting. Notices sent by facsimile shall be deemed to have been received by the addressees at the time of transmission, provided that the sender's facsimile machine returns a receipt indicating that all the transmitted pages have been properly received by the addressees' respective facsimile machines.

12.   GOVERNING LAW AND JURISDICTION

12.1. This Subscription Agreement shall be governed by and construed in accordance with the laws of Sweden.

12.2. Any dispute, controversy or claim arising out of or in connection with this Subscription Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitration tribunal shall be composed of one arbitrator to be appointed by the Stockholm Chamber of Commerce. The place of arbitration shall be Malmo and the language to be used in the arbitral proceedings shall be English.

-------------------------------------------


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

SIGNATURES

EXECUTED this 23 day of April, 2003

Number of Shares subscribed for:  7.800.000 Shares at SEK 1,10 per Share.

Payable: One installment of U.S S 1.000.000.

/s/ Mats Johansson on behalf of Futuremedia Plc
-----------------------------------------------      ---------------------------
(Signature of Subscriber)                            (Signature of Spouse, or or
                                                     other joint tenant, if any)

Mats Johansson - CEO
---------------------------------------------        ---------------------------
(Printed Name of Subscriber)                         (Printed Name of Spouse, or
                                                     other joint tenant, if any)


                                   ACCEPTANCE

APPROVED AND ACCEPTED in accordance with the terms of this Agreement on this 23 day of April, 2003.

                                   LUVIT AB (publ)

                                   By:  /s/ Ola Svantesson
                                        ----------------------------------------
                                        Ola Svantesson, President LUVIT AD


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

List of Exhibits:

Exhibit 1 - LUVIT Accounts (in the Swedish language)

Exhibit 2 - Press releases and other documents relevant to Section 4. (partly in the Swedish language



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